Exhibit 10.25

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 18, 2019, is by and among Summit Wireless Technologies, Inc., a Delaware corporation with headquarters located at 6840 Via Del Oro, Suite 280, San Jose, CA 95119 (the “Company”), and the investors listed on the Purchaser Schedule attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.                The Company and the Purchasers desire to enter into this transaction to purchase the Preferred Shares and Warrants (each as defined below) as set forth herein.

B.                 The Company will sell and issue such Preferred Shares, Conversion Shares (as defined below) and Warrants to the Purchasers in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act.

C.                 The Company has authorized a new series of preferred stock of the Company designated as its Series A Senior Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any shares of preferred stock issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Stock”), which Series A Preferred Stock shall be convertible into shares of Common Stock (as defined herein) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

D.                Each Purchaser wishes to purchase, and the Company wishes to sell at one or more closings, upon the terms stated in this Agreement, (i) the aggregate number of Series A Preferred Stock set forth opposite such Purchaser’s name in column (2) on the Purchaser Schedule (which aggregate amount for all Purchasers shall be up to 1,250,000 shares of Series A Preferred Stock (assuming a stated value of $4.00 per share of Series A Preferred Stock) and shall collectively be referred to herein as the “Preferred Shares”) and (ii) the aggregate number of common stock purchase warrants in the form attached hereto as Exhibit B (the “Warrants”) set forth opposite such Purchaser’s name in column (3) on the Purchaser Schedule (as exercised, collectively, the “Warrant Shares”).

E.                 The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a)                 Purchase. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 below, the Purchasers agree to purchase (i) up to an aggregate of $5,000,000 of Preferred Shares (the “Aggregate Value”), and (ii) with respect to each Tranche (as defined below), Warrants to purchase up to an aggregate of such number of shares of Common Stock determined by dividing the dollar value of the purchased Preferred Shares for such Tranche by the closing price of the Common Stock quoted on the Trading Market (as defined in the Certificate of Designations) on the Trading Day (as defined in the Certificate of Designations) prior to the Closing (as defined below) of such Tranche, multiplied by fifty percent (50%), and which Warrants shall each be exercisable for shares of Common Stock at an exercise price equal to the closing price of the Common Stock on such Trading Day plus $0.02. Each Purchaser, severally, but not jointly, agrees to purchase from the Company (i) the number of Preferred Shares set forth opposite such Purchaser’s name in column (2) on the Purchaser Schedule and (ii) Warrants to acquire that number of Warrant Shares as set forth opposite such Purchaser’s name in column (3) on the Purchaser Schedule. The purchase of the Aggregate Value of the Preferred Shares and Warrants will occur in at most twelve (12) tranches (each a “Tranche,” and collectively, the “Tranches”), with the Aggregate Value of the first Tranche to equal no less than $1,000,000 for the number of Preferred Shares as set forth opposite each Purchaser’s name in column (2) of the Purchaser Schedule and the number of Warrants as set forth opposite each Purchaser’s name in column (3) of the Purchaser Schedule being closed on substantially concurrent with the execution and delivery of this Agreement by the parties hereto (the “First Closing”). The minimum dollar value of each additional Tranche shall be equal to no less than $500,000 and no more than $1,000,000 for the number of Preferred Shares and Warrants as set forth opposite Purchaser’s name in columns (2) and (3), respectively, of the Purchaser Schedule (each, an “Additional Closing”, and collectively with the First Closing, a “Closing”); provided, that the Company, in its sole discretion, shall have the right to permit an investor or investors to purchase Preferred Shares with an Aggregate Value of less than $500,000 in connection with any Additional Closing. The date and time of the First Closing (the “First Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Trading Day on which the conditions to such Closing pursuant to Sections 6(a) and (c) are satisfied or waived in writing as provided elsewhere herein, or such earlier date as is mutually agreed to by the Company and the Purchaser. The date and time of each Additional Closing (each, an “Additional Closing Date”, and together with the First Closing Date, a “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Trading Day on which the conditions to such Closing pursuant to Section 6 are satisfied or waived in writing as provided elsewhere herein, or such earlier date as is mutually agreed to by the Company and the holders of a majority of the Preferred Shares. So long as the Company is not in violation of any provision of or in default under the Certificate of Designations, the Company shall give the Purchasers no less than ten (10) days’ notice prior to each Additional Closing that the Company intends to conduct an Additional Closing.

(b)               Purchase Price. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each of the Purchasers at each Closing shall be the amount set forth opposite each such Purchaser’s name in column (4) on the Purchaser Schedule (the “Purchase Price”).

(c)               Deliveries. On or prior to each Closing Date, (i) each of the Purchasers shall pay the applicable Purchase Price to the Company, via wire transfer or a certified check, immediately available funds equal to the such Purchaser’s applicable Purchase Price, less, in the case of any applicable Purchaser, any applicable amounts withheld pursuant to Section 4(j), (ii) Company shall (A) deliver to such Purchaser a certificate representing such aggregate number of Preferred Shares as is set forth opposite such Purchaser’s name in column (2) of the Purchaser Schedule, (B) deliver to such Purchaser an executed Warrant, and (C) deliver to each of the Purchasers the other documents, instruments and certificates set forth in Section 6 duly executed on behalf of the Company; and (iii) the Company shall deliver to Alexander Capital, L.P. (the “Placement Agent”) the applicable Placement Agent Fee (as defined in Section 4(j)(ix)) and a Warrant (the “Agent Warrant”) to purchase up to eight percent (8%) of the aggregate number of shares of Common Stock issuable to such Purchasers on such Closing Date upon conversion of the Preferred Shares issued to such Purchasers at a price per share of the Common Stock on such Closing Date, which Agent Warrant shall have the same terms as the Warrants issued to such Purchasers, except that the exercise price of such Agent Warrant shall be 110% of the lessor of (a) the price at which the Preferred Shares are issued on such Closing Date or (b) the exercise price of the Warrants issued to such Purchasers on the Closing Date.

2.       PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally and not jointly with respect to only itself, represents and warrants to the Company with respect to only itself that:

(a)               Organization; Validity; Enforcement. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)               No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby as well as all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder, including the Certificate of Designations and the Warrants (collectively, the “Transaction Documents”), will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                Short Sale. Such Purchaser represents and warrants to the Company that at no time prior to the date of this Agreement has any Restricted Person (as defined herein) engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act (as defined herein)) of the Common Stock or (ii) hedging transaction, which establishes a Net Short Position (as defined herein) with respect to the Common Stock.

(d)                Investment Purpose. Such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (“Persons”) to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting any Purchaser’s right to sell the Securities at any time pursuant to any registration statement registering the resale thereof or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(e)                Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(f)                 Information. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)                Transfer or Sale. Such Purchaser understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of Rule 144 under the Securities Act and further, if Rule 144 under the Securities Act is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h)                Affiliate Status. Each Purchaser listed on Schedule 3(ss) attached hereto acknowledges that as of the date hereof, such Purchaser is the holder of approximately the number of issued and outstanding shares of Common Stock listed on such Schedule and is deemed to be a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of greater than 10% of such shares of Common Stock, excluding any Securities issued to such Purchaser pursuant to this Agreement. Each such Purchaser further acknowledges that as a result of such holdings of Common Stock, the Company presumes such Purchaser to be an “affiliate” of the Company for purposes of Rule 144 and that the resale of Common Stock and the Securities by such Purchaser may be restricted as a result of such “affiliate” status.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Disclosure Schedules attached hereto, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (but in no event shall qualify any indemnity obligation of the Company hereunder), the Company (which for purposes of this Section 3 means the Company and all of its Subsidiaries (as defined below)) represents and warrants to each of the Purchasers that on the Closing Date:

(a)               Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are set forth in the SEC Reports (as defined below). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (as defined below), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)               Organization, Etc. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)               Authorization; No Conflict. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company, including, without limitation, the issuance of the Securities and the reservation for issuance and issuance of the Conversion Shares issuable under the Certificate of Designations with respect to the Preferred Shares, and the reservation for issuance and issuance of the Warrant Shares upon exercise of the Warrants (i) are within the Company’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of the Company (and/or its stockholders to the extent required by law), (iii) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (or any successor entity) (the “Principal Market”)) applicable to the Company, (2) the Company’s organizational documents (including, without limitation, any certificates of designation contained therein); and/or (3) any agreement binding upon the Company or any of the Company’s properties except as would not reasonably be expected to have a Material Adverse Effect, (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, and (v) do not result in, or require, the creation or imposition of any Lien (as defined below) on any of the Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise, except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect. The Company has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required). The Certificate of Designations in the form attached hereto as Exhibit A will be filed on or about the First Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect on such date, enforceable against the Company in accordance with its terms and will have not been amended as of such date.

(d)               Issuance of Securities. The issuance of the Preferred Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, and shall vest in the Purchasers full and sole title and power to the Preferred Shares purchased hereby by the Purchasers, free and clear of restrictions on transfer other than those imposed by the federal securities laws. The issuance of the Conversion Shares is duly authorized, and upon issuance in accordance with the Certificate of Designations, the Conversion Shares when issued will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the Warrants and the Warrant Shares is duly authorized, and upon issuance of such securities in accordance with terms of the Transaction Documents or the Warrants, respectively, the Warrants and Warrant Shares when issued will each be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. As of each Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the sum of the maximum number of (A) Conversion Shares issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise (assuming for such purpose that (x) such Preferred Shares are convertible at the initial Conversion Price (as defined in the Certificate of Designations), (y) dividends on the Preferred Shares shall accrue through the twelve month anniversary of the Closing Date and will be converted in shares of Common Stock at a dividend conversion price equal to the initial Conversion Price and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations); and (B) Warrant Shares issuable pursuant to the terms of the Warrants (assuming for such purpose that (x) such Warrants are exercisable at the initial Exercise Price (as defined in the Warrant) (y) any such exercise shall not take into account any limitations on the exercise of the Warrants set forth in the Warrant) (the “Required Reserve Amount”). “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(e)               Validity and Binding Nature. The Transaction Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f)                Title to Assets. The Company has good and marketable title to all assets owned by Company. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(g)               Placement Agent. Except for the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)               No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body which could have a Material Adverse Effect.

(i)                 Burdensome Obligations. The Company is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(j)                 Taxes. All federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid.

(k)              Employee Benefit Plans. The term “Plan” means an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by the Company. Each Plan and/or employee benefit plan (as defined in Section 3(3) of ERISA), if any, maintained by the Company complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(l)                Federal Laws and Regulations. The Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(m)             Fiscal Year. The fiscal year of the Company ends on December 31 of each year.

(n)              Reserved.

(o)              Officers and Ownership. As of the date hereof, the Persons set forth in the SEC Reports (i) hold the respective office or offices or position or positions (including director positions if a director) in the Company and (ii) except as may be updated by a subsequent filing of Form 4 or 5, own the percentage of each and every class of issued and outstanding capital stock, other ownership interests and/or securities of the Company and the voting power over said capital stock, other ownership interests and/or securities of the Company.

(p)              Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)                 No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, the “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

(ii)                Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Securities who is subject to a Disqualification Event (each, an “Other Covered Person”).

(iii)               Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person, in each case occurring up to and including the Closing Date.

(iv)               Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(q)             Accuracy of Information, Etc. No statement or information contained in this Agreement, the SEC Reports, any other Transaction Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(r)               Solvency. Immediately prior to, and immediately following the Closing Date, after giving effect to the incurrence of all Indebtedness (as defined below) and all other obligations being incurred by the Company pursuant hereto and the other Transaction Documents and the use of the Purchase Price as provided elsewhere herein, the Company is, and will be able to, pay its obligations in the ordinary course as they come due. Notwithstanding the foregoing, as disclosed in the SEC Reports and the Company’s consolidated financial statements and notes accompanying such SEC Reports, the Company has received a “going concern” qualification from its independent registered public accounting firm, which has determined that the Company’s ability to continue as a going concern is uncertain based on certain factors disclosed in such SEC Reports, financial statements and notes.

(s)              Affiliate Transactions. Other than as disclosed in the SEC Reports and other respect to the transactions contemplated by this Agreement and the other Transaction Documents, the Company has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any affiliate of the Company, (ii) any officer, director, manager, stockholder or member of the Company or any affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms that would prevail in an arms-length transaction between unaffiliated third parties. The audit committee of the Company’s board of directors has determined that the transactions contemplated by this Agreement and the other Transaction Documents and the terms thereof are comparable to the transactions and terms that would prevail in a similar arms-length transaction between unaffiliated third parties.

(t)                 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the SEC Reports.

(u)                Reserved.

(v)                USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001) (the “Act”). No part of the proceeds of the offer and sale of the Securities will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(w)               Foreign Asset Control Laws. The Company is not a Person named on a list published by Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or a Person with whom dealings are prohibited under any OFAC regulations.

(x)                Indebtedness; Liens, Etc. The Company has no Indebtedness nor any Liens. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP (as defined below). Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y)               Reserved.

(z)               Reserved.

(aa) Offering. The offer and sale of the Securities, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable “blue sky” laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(bb) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the SEC Reports as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Reports and other than as contemplated by this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act. Except as set forth in the SEC Reports, no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth in the SEC Reports, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth in the SEC Reports, the offer and sale of all capital stock, convertible, exercisable or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Reports, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents.

(cc) SEC Reports. The Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act and the Company is current in its filing obligations under the 1934 Act, including, without limitation, its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “SEC Reports”). The SEC Reports, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. All financial statements included in the SEC Reports (the “Financial Statements”) have been prepared, if so required, in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(dd) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(ee) Arbitration, Absence of Litigation. Other than as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater stockholders in their capacities as such which would have a Material Adverse Effect. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the 1934 Act.

(ff) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited Financial Statements included in the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed with the SEC prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP or disclosed in the SEC Reports pursuant to SEC rules and/or regulations, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(gg) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that constitutes material, non-public information. The Company understands that the Purchasers may rely on the Transaction Documents, the information included therein, including, but not limited to, the foregoing representation, and the SEC Reports in purchasing the Securities. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Transaction Documents and/or in the SEC Reports regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, is true and correct in all material respects as of the date made and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not and have not made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Section 2 hereof.

(hh) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act that would require the registration of any such Securities and/or any other securities of the Company under the Securities Act, or (ii) any stockholder-approval provisions of any Eligible Market (as defined below).

(ii) Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the applicable representation date. All outstanding material secured and unsecured Indebtedness of the Company, or for which the Company has commitments, is set forth in the SEC Reports.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(kk) No Filings, Consents, Approvals, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement and/or the other Transaction Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement and/or any of the other Transaction Documents to which it is a party, other than (i) the filings required pursuant to Section 4(l) of this Agreement, (ii) the notice and/or application(s) to the Principal Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (ii) Stockholder Approval (as defined in the Certificate of Designations).

(ll) Listing of Securities. All Underlying Securities (as defined below) have been approved, if so required, for listing or quotation on the Principal Market, subject only to notice of issuance, and the Company has submitted an additional listing application with the Principal Market with respect to the Underlying Securities.

(mm) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares, and the number of Warrant Shares issuable upon exercise of the Warrants, pursuant to the respective terms thereof, will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares upon conversion of the Preferred Shares and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designations and the Warrant, as applicable, are, in each case, absolute and unconditional regardless of the dilutive effect that any such issuances may have on the percentage ownership interests of other stockholders of the Company.

(nn) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions under the Company’s certificate of incorporation, as amended, or the laws of the jurisdiction of its formation that are or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement and/or the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(oo) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(pp) DTC Eligible. The Common Stock is DTC (as defined below) eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Company has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock.

(qq) No Delisting from Principal Market. The Common Stock is eligible for quotation on the Principal Market and the Company has no reason to believe that the Principal Market has any intention of delisting the Common Stock from the Principal Market.

(rr) No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(ss) Acknowledgment Regarding each Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that other than as listed on Schedule 3(ss), such Purchaser is not (i) an officer or director of the Company (ii) an affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(tt) Reserved.

(uu) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(vv) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any Subsidiary.

(ww) Internal Accounting and Disclosure Controls. Other than as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of Financial Statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Other than as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Other than as disclosed in the SEC Reports, during the twelve months prior to the Closing Date, the Company has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company.

(xx) No Additional Agreements. Except as set forth in the SEC Documents, the Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.	COVENANTS.

(a)               Reserved.

(b)               Reserved.

(c)               Reserved.

(d)               Reserved.

(e)               Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Purchasers at such Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “blue sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Purchasers.

(f)                Reporting Status. Until the date on which no Preferred Shares are outstanding (the “Reporting Period”), the Company shall timely file (or obtain an extension in respect thereof and file within such extension period) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require such reports or would otherwise permit such termination.

(g)               Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital and general corporate purposes.

(h)               Financial Information. The Company agrees to send the following to each of the Purchasers during the Reporting Period, unless filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within two (2) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(i)                 Listing. The Company shall promptly (but in no event later than the Closing Date) secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall use reasonable best efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE American, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing) (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i). “Underlying Securities” means the (i) Conversion Shares, (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Preferred Shares, respectively, (iii) the Warrant Shares, and (iv) any capital stock of the Company issued or issuable with respect to the Warrant Shares or the Warrants, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted, exercised or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted, exercised or exchanged, in each case, without regard to any limitations on conversion or exercise of the Preferred Shares and the Warrants, respectively.

(j)                 Fees. The Company shall pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Securities with the SEC; (ii) reserved; (iii) all fees and expenses relating to the listing of all such Common Stock underlying the Securities on the Principal Market and such other stock exchanges as the Company determines, including with respect to any additional listing application; (iv) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Company may reasonably designate; (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Company may reasonably designate; (vi) the costs of all mailing and printing of the placement documents (including, without limitation, this Agreement and any “blue sky” surveys), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Company may reasonably deem necessary; (vii) the costs of preparing, printing and delivering certificates representing the Securities; (viii) fees and expenses of the Company’s Transfer Agent or DTC (as defined below); (ix) the fees of the Placement Agent, equal to 8% of the Purchase Price paid by all Purchasers to the Company in connection with each Tranche (the “Placement Agent Fee”) and the expenses of the Placement Agent, not to exceed $1,000 in the aggregate without the Company’s prior consent; (x) the fees and expenses of the Company’s accountants; and (xi) the fees and expenses of the Company’s legal counsel and other agents and representatives. Such fees may be withheld at the request of the Company from the Purchase Price at the Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

(k)               Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser affecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

(l)                 Disclosure of Transactions and Other Material Information. The Company shall, within the time required under the 1934 Act, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated under the Transaction Documents, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and a Purchaser or any of such Purchaser’s respective affiliates, on the other hand, shall terminate. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Purchaser), in addition to any other remedy provided herein or in the Transaction Documents, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided such Purchaser shall have first provided written notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 48 hours to publicly disclose such material, nonpublic information prior to any such disclosure by such Purchaser or demonstrate to such Purchaser in writing why such information does not constitute material, non-public information, and (assuming such Purchaser and Purchaser’s counsel disagree with the Company’s determination) the Company shall have failed to publicly disclose such material, non-public information within such time period. No Purchaser shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) such Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(m)               Reserved.

(n)               Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance with the Transfer Agent (as defined herein), shares of Common Stock in an amount no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtaining stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(o)               Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity (as defined below), except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. “Governmental Entity” means any (i) nation, state, county, city, town, village, district, or other political jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(p)                Reserved.

(q)                Reserved.

(r)                 Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(s)                Reserved.

(t)                 Reserved.

(u)                Reserved.

(v)                Reserved.

(w)               Reserved.

(x)               Conversion and Exercise Procedures. The form of Notice of Conversion included in the Certificate of Designations sets forth the totality of the procedures required of a Purchaser in order to convert the Preferred Shares. No legal opinion, other information or instructions shall be required of any Purchaser to convert its Preferred Shares. The Company shall honor conversions of the Preferred Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designations. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of a Purchaser in order to exercise the Warrants. No legal opinion, other information or instructions shall be required of any Purchaser to exercise the Warrants. The Company shall honor exercises of Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

(y)               No Net Short Sales. From the date of this Agreement until such time as no Purchaser holds any Securities, no Purchaser, nor any of its respective agents, representatives or affiliates nor any entity managed or controlled by such Purchaser (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall maintain, in the aggregate, a Net Short Position. For purposes hereof, a “Net Short Position” by a Restricted Person means a position whereby such Restricted Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Restricted Person does not have an equivalent offsetting long position in the Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO under the 1934 Act); provided, further that no “short sale” shall be deemed to exist as a result of any failure by the Company (or its agents) to deliver (i) Conversion Shares, upon conversion of the Preferred Shares or (ii) Warrant Shares, upon exercise of the Warrants to any Restricted Person converting such Preferred Shares, or exercising such Warrants, as applicable. For purposes of determining whether a Restricted Person has an equivalent offsetting long position in the Common Stock, such Restricted Person shall be deemed to hold “long” all Common Stock that is either (i) then owned by such Restricted Person, if any, or (ii) then issuable to such Restricted Person as Conversion Shares pursuant to the terms of the Certificate of Designations then held by such Restricted Person, if any, (without regard to (i) any limitations on conversion set forth in the Certificate of Designations and giving effect to any conversion price adjustments that would take effect given only the passage of time and (ii) any limitations on exercise set forth in the Warrants and giving effect to any exercise price adjustments that would take effect given only the passage of time). Notwithstanding the foregoing, nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person from selling “long” (as defined under Rule 200 promulgated under Regulation SHO under the 1934 Act) the Securities or any other Common Stock then owned by such Restricted Person.

(z)                Reserved.

(aa) Registration Rights.

(i) Within one hundred eighty (180) business days of the Closing Date on which the Purchasers have committed to the purchase of an aggregate amount of Preferred Shares pursuant to this Agreement with an Aggregate Value of Purchased Preferred Shares equal to or exceeding $1,000,000 and this Agreement remains in full force and effect, and there is not an effective Company registration statement covering the Preferred Shares and the Underlying Securities (the “Registrable Securities”), the Company shall prepare and file with the SEC a registration statement that includes all or any portion of the Preferred Shares or Underlying Securities that such Purchasers request to be registered (the “Registration Statement”) and shall use its best efforts to ensure that such Registration Statement is declared effective by the Commission.

(ii)Registration Procedures. The Company will, as expeditiously as possible:

(A) subject to the timelines provided in this Agreement, (x) use its best efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such Registration Statement has been effective for a period of one (1) year, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Registration Statement in accordance with the Purchasers’ intended method of disposition set forth in such Registration Statement for such period;

(B)	furnish to each Purchaser, at the Company’s expense, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or the disposition of the Registrable Securities covered by such Registration Statement, or make them electronically available;

(C)	as applicable, list or make available for quotation the Registrable Securities covered by such Registration Statement with the Principal Market;

(D)	notify each Purchaser within two (2) business days of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the Registration Statement covering any of the Registrable Securities; and

(E)	provide to each Purchaser copies of the Registration Statement and amendments thereto at least two (2) days prior to the filing thereof with the Commission.

(ii)	Expenses. All expenses incurred by the Company in complying with Section 4(aa), including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of the Company counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, and fees of transfer agents and registrars are herein called “Registration Expenses.” All underwriting discounts, selling commissions and transfers applicable to the sale of Registrable Securities are herein called “Selling Expenses.” The Company will pay all Registration Expenses in connection with any Registration Statement described in Section 4(aa). Selling Expenses in connection with each such Registration Statement shall be borne by such Purchasers.

(iii)	In the event that the Company is required to prepare and file a Registration Statement with the Commission under this Section 4(aa) on a date on which the Financial Statements would not be considered current under the 1934 Act and the rules and regulations promulgated under such act, the Company must file a Registration Statement within three (3) Trading Days after of the date on which an SEC Report containing the Company’s current Financial Statements is filed with the Commission.

(bb) Right of First Refusal.

(i)  So long as the Purchasers hold Preferred Shares with an Aggregate Value equal to or exceeding $250,000 and this Agreement remains in full force and effect, upon any issuance by the Company of Common Stock, Common Stock Equivalents, conventional debt or a combination of such securities and/or debt (a “Subsequent Financing”), unless the proposed terms of a Subsequent Financing shall have first been delivered to the Purchasers in reasonable detail and the Purchasers shall have first been granted the option to purchase such securities pursuant to such terms, the Purchasers shall have the right to purchase all, and no less than all, of the securities offered to investors in a Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(ii)  At least three (3) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of any Purchaser(s), and only upon a request by any Purchaser(s), for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser(s). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii) If such Purchaser(s) desire(s) to purchase the securities offered to investors in such Subsequent Financing, such Purchaser(s) must provide written notice to the Company within (3) Trading Days of receipt of the Subsequent Financing Notice that such Purchaser(s) intend(s) to purchase such securities in the Subsequent Financing, and representing and warranting that such Purchaser(s) has or have such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(iv)   The Company must provide the Purchasers with another Subsequent Financing Notice, and the Purchasers will again have the right to purchase such securities as described in this Section 4(bb), if the Subsequent Financing subject to any Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the prior Subsequent Financing Notice provided by the Company.

(v)      The Company and the Purchasers agree that if any Purchaser(s) elect(s) to purchase such securities in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser(s) shall be required to agree to any restrictions on trading as to any of the Company’s securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser(s), unless such terms apply to all investors in the Subsequent Financing.

(vi)   Notwithstanding anything to the contrary in this Section 4(bb) and unless otherwise agreed to by such Purchaser(s), the Company shall either confirm in writing to such Purchaser(s) that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser(s) will not be in possession of any material, non-public information, by the twentieth (20th) Trading Day following delivery of the Subsequent Financing Notice. If by such twentieth (20th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser(s), such transaction shall be deemed to have been abandoned and such Purchaser(s) shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(vii) Notwithstanding the foregoing, this Section 4(bb) shall not apply in respect of an Exempt Issuance. An “Exempt Issuance” means the issuance of (A) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (B) shares of Common Stock, warrants or options to consultants, advisors or independent contractors of the Company for compensatory purposes, (C) securities upon the conversion or exercise of any securities issued pursuant to the Transaction Documents and/or other Company securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (D) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, (E) securities issued pursuant to acquisitions or any other strategic transactions approved by the Company’s board of directors, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (F) securities issuable pursuant to a registered public offering by the Company.

(cc) Most Favored Nation Status. So long as the Purchasers hold Preferred Shares with an aggregate dollar value equal to or exceeding $500,000 and this Agreement remains in full force and effect, if the Company effects a Subsequent Financing, if a Purchaser reasonably believes that the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than were granted to the Purchasers pursuant to the Transaction Documents, such Purchaser may elect, in its sole discretion, in lieu of cash consideration (or whatever form of consideration is payable in such Subsequent Financing) to tender all or some of the Preferred Shares then held by such Purchaser to the Company for the purchase of any securities issued in such Subsequent Financing on a $1.00 for $1.00 basis based on the then outstanding stated value of such Preferred Shares, along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon, and the effective price at which such securities were sold in such Subsequent Financing so as to give such Purchaser the benefit of such more favorable terms and provisions, upon notice to the Company by such Purchaser within five (5) Trading Days after the Company’s disclosure of such issuance or sale, which effective price shall not be less than the Floor Price (as defined in the Certificate of Designations); provided, however, that this right shall not apply with respect to an Exempt Issuance.

(dd) Unless Stockholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment to the Conversion Price of the Preferred Shares, or any adjustment to the Exercise Price of the Warrants, to the extent that the holders of Preferred Shares or Warrants, as applicable, would not be permitted, pursuant to Section 6 of the Certificate of Designations and Section 2 of the Warrant, to convert or exercise their respective outstanding Preferred Shares and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)                Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and Warrants have been issued (including the name and address of each transferee), the number of the Preferred Shares and Warrants held by such Person and the number of Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Shares and exercise of the Warrants, as applicable. The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

(b)               Transfer Agent Instructions. The Company shall issue irrevocable instructions to VStock Transfer, LLC (together with any subsequent transfer agent, the “Transfer Agent”) in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at Depository Trust Company (“DTC”), as applicable, registered in the name of each Purchaser or its respective nominee(s), for the Securities in such amounts as specified from time to time by such Purchaser to the Company upon delivery of the Preferred Shares and Warrants, conversion of the Preferred Shares, exercise of the Warrant Shares or issuance pursuant to the Certificate of Designations and Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company. If a Purchaser effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent to the extent required or requested by the Transfer Agent. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

(c)                Legends. Certificates and any other instruments evidencing the Preferred Shares and the Conversion Shares shall not bear any restrictive or other legend, except as may be specified in the Certificate if Designations. Certificates and any other instruments evidencing the Warrant Shares shall bear the restrictive legend provided for such shares in the Warrant.

6.	CLOSING CONDITIONS.

(a)                Conditions of Purchasers’ Obligations with respect to each Closing. With respect to each Closing, the obligations of the Purchasers to purchase and pay for the Preferred Shares and Warrants in any Tranche, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the satisfaction of the conditions set forth in Section 6(c).

(b)                Conditions of Purchasers’ Obligations with respect to each Additional Closing. In addition to the conditions set forth in Section 6(a), with respect to each Additional Closing, the Purchasers shall not be obligated to purchase Preferred Shares and Warrants in any Tranche in the event that (x) the Company’s consolidated cash balance exceeds $3,000,000 or (y) for each Trading Day in a period of fifteen (15) consecutive Trading Days prior to the applicable Closing Date in question, the daily trading volume for the Common Stock on the principal Trading Market does not exceed $125,000 per Trading Day.

(c)                Regulatory Matters.

(i)                            Reserved.

(ii)                          Principal Market Clearance. On the Closing Date, (A) the Company has submitted an additional listing application to the Principal Market with respect to the Underlying Securities and such securities shall have been approved for listing on the Principal Market, subject only to official notice of issuance, and (B) the issuance of such securities shall not be in violation of the rules and regulations of the Principal Market, including, but not limited to, Nasdaq Stock Market Rules 5365(a), (b) and (c).

(iii)                           No Integrated Offering. Neither the Company nor any of its officers, directors, employees or affiliates shall have made or shall be making any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act (or the rules and regulations of the SEC promulgated thereunder) with the offer and sale of the Securities.

(iv)                         Certificate of Designations. The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware on or about the First Closing Date, which shall be in full force and effect on or about the First Closing.

7.	TERMINATION.

In the event that the First Closing shall not have occurred with respect to a Purchaser within three (3) business days after the First Closing Date contemplated in Section 1(b) hereof, then either the Company or such Purchaser, by written notice, shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of any party to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to any party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Securities shall be applicable only to such Purchaser providing such written notice. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.	MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)                Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)               Severability; Maximum Payment Amount. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties hereto that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by the Purchasers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to a Purchaser, or collection by any Purchaser pursuant to the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Purchaser, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Purchaser under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by a Purchaser under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)                Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, their respective affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of such parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreement that a Purchaser has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to a Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and such Purchaser and all such agreements shall continue in full force and effect. Except as specifically set forth herein or the other Transaction Documents, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of a majority of the Preferred Shares. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or all holders of Preferred Shares (as the case may be). The Company has not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made a commitment or promise and has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Purchasers to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by any Purchaser, any of the Purchasers’ respective advisors or representatives shall affect a Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Reports,” nothing contained in any of the SEC Reports shall affect a Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)                 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Summit Wireless Technologies Inc.

6840 Via Del Oro Ste. 280

San Jose, CA 95119

Attn: Chief Executive Officer

Email: bmoyer@summitwireless.com

If to a Purchaser:

to the address, email address, or facsimile number of such Purchaser set forth on such Purchaser’s signature page attached hereto or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Preferred Shares, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificate of Designations) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations). A Purchaser may assign some or all of such Purchaser’s rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided that such assignee agrees in writing to be bound with respect to the transferred Securities, in which event such assignee shall be deemed to be a “Purchaser” hereunder with respect to such assigned rights.

(h)              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)               Survival. The representations, warranties, agreements and covenants of the Company and each of the Purchasers included herein shall survive the Closing. Each Purchaser shall be responsible only for such Purchaser’s own representations, warranties, agreements and covenants hereunder.

(j)               Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)              Indemnification.

(i)       In consideration of each of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser (each, an “Indemnitee”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (x) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (y) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (z) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by a Purchaser pursuant to Section 4(l), or (D) the status of such Purchaser either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the indemnity contained in clause (z) above shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)       Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (x) the Company has agreed in writing to pay such fees and expenses; (y) the Company shall have failed after a reasonable period of time to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (z) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel, in its reasonable opinion, that a material conflict of interest on any material issue is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company); provided further, that in the case of clauses (x), (y) and (z) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)          The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)               Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. It is expressly understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock.

(m)             Remedies. Each Purchaser, and in the event of assignment by such Purchaser of its rights and obligations hereunder, each assignee of Securities, shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to a Purchaser. The Company therefore agrees that each Purchaser shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)               Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)                Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to a Purchaser hereunder or pursuant to any of the other Transaction Documents or a Purchaser enforces or exercises such Purchaser’s rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)                Reserved.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Purchasers and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Summit Wireless Technologies, Inc.

By:
Name: Brett Moyer
Title: Chief Executive Officer

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Date:

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

First Closing Subscription Amount: $

Additional Closing Subscription Amount:

EIN Number:

PURCHASER SCHEDULE

Purchaser Name	(1) Tranche	(2) Number of Preferred Shares	(3) Number of Warrants	(4) Purchase Price
[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	$[_____]
Total		[_____]	[_____]	$[_____]

DISCLOSURE SCHEDULES

Schedule 3(ss)

Affiliates

Exhibit A

Form of Certificate of Designations

Exhibit B

Form of Warrant